                                                                       Exhibit 5


                JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A.
                        ATTORNEYS AND COUNSELLORS AT LAW


  E. D. ARMSTRONG III                SCOTT C. ILGENFRITZ                  A.R. "CHARLIE"  NEAL              JOAN M. VECCHIOLI
  JOHN T. BLAKELY                    FRANK R. JAKES                       F. WALLACE POPE, JR.              STEVEN H. WEINBERGER
  BRUCE H. BOKOR                     TIMOTHY A. JOHNSON, JR.              ROBERT V. POTTER, JR.             AMBER F. WILLIAMS
  GUY M. BURNS                       SHARON E. KRICK                      DONALD P. REED                    JULIUS J. ZSCHAU
  JONATHAN S. COLEMAN                ROGER A. LARSON                      DARRYL R. RICHARDS
  MICHAEL T. CRONIN                  JOHN R. LAWSON, JR*                  PETER A. RIVELLINI
  ROBERT M. DAISLEY                  MICHAEL G. LITTLE                    DENNIS G. RUPPEL*
  ELIZABETH J. DANIELS               MICHAEL C. MARKHAM                   CHARLES A. SAMARKOS
  MARION HALE                        STEPHANIE T. MARQUARDT               PHILIP M. SHASTEEN                     *OF COUNSEL

                                                                                                            PLEASE REPLY TO TAMPA

                                                                                                            FILE NO. 40596.102859



                                February 12, 2001

PODS, Inc.
6061 45th Street North
St. Petersburg, FL  33714

Gentlemen:

         We refer to the registration statement of PODS, Inc., a Florida corporation (the "Company"), on Form SB-2 (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission (the "Commission") concurrently herewith, relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of Series A Subordinated Convertible Debentures in the maximum aggregate principal amount of $10 million (the "Debentures") to be offered to certain eligible offerees pursuant to a registered offering by the Company on a best efforts basis by certain directors and employees of the Company. This opinion is being delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-B promulgated by the Commission under the Securities Act.

         This opinion letter is governed by, and shall be interpreted in accordance with, the Report on Standards for Opinions of Florida Counsel dated April 8, 1991, issued by the Business Law Section of The Florida Bar as amended and supplemented (the "Report"). The Report is incorporated by reference in this letter.

         As counsel for the Company, we have examined the Registration Statement, and we are familiar with the proceedings taken by the Company relating to it. We also have examined the Articles of Incorporation and the Bylaws of the Company and such Company records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have made such investigations and have examined such certificates of public officials and officers of the Company and such other documents and records as we deemed necessary for purposes of this opinion.





        CLEARWATER OFFICE                                   TAMPA OFFICE                                     NAPLES OFFICE
       911 CHESTNUT STREET                             100 NORTH TAMPA STREET                              975 SIXTH AVE. S
      POST OFFICE BOX 1368                                   SUITE 1800                                  POST OFFICE BOX 1368
 CLEARWATER, FLORIDA  33756-1368                        POST OFFICE BOX 1100                             NAPLES, FLORIDA 34102
    TELEPHONE: (727) 461-1818                        TAMPA, FLORIDA  33602-5145                        TELEPHONE: (941) 435-0035
    TELECOPIER (727) 462-0365                         TELEPHONE (813) 225-2500                        TELECOPIER: (941) 435-9992
                                                      TELECOPIER (813) 225-1857


               JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A.
                        ATTORNEYS AND COUNSELLORS AT LAW

PODS, Inc.
February __, 2001
Page 2





         Based upon the foregoing, it is our opinion that after the Commission has declared the Registration Statement to be effective and when the applicable provisions of applicable "blue sky" or other state securities laws shall have been complied with, the Debentures covered by the Registration Statement, when issued and sold in accordance with the terms of the Registration Statement, upon receipt of payment therefor, will constitute legally issued securities of the Company, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of this law firm in the Prospectus under the heading "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                  Very truly yours,





                                                  JOHNSON, BLAKELY, POPE,
                                                  BOKOR, RUPPEL & BURNS, P.A.